EXHIBIT 5.1

                                   Law Offices
                                Stuzin and Camner
                            Professional Association
                                    Suite 700
                                550 Biltmore Way
                           Coral Gables, Florida 33134

                                                       Telephone: (305) 442-4994
                                                             Fax: (305) 442-2389

                                 August 12, 1998

Pointe Financial Corporation
21845 Powerline Road
Boca Raton, Florida 33433

Gentlemen:

         We are acting as your counsel with regard to the issuance by Pointe Financial Corporation, a Florida corporation (the "Company"), of up to 486,818 shares of its common stock, $.01 par value per share (the "Common Stock"), pursuant to a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended. The Common Stock will be issued pursuant to the provisions of the Company's 1994 Non- Statutory Stock Option Plan, 1998 Incentive Compensation and Stock Award Plan and 1998 Directors Deferred Compensation Plan (collectively, the "Stock Award Plans").

         We are familiar with the relevant documents and materials used in preparing the Registration Statement. Based on our review of such relevant documents and materials, and of such other documents and materials as we have deemed necessary and appropriate, we are of the opinion that the shares of Common Stock, when issued pursuant to the provisions of the Stock Award Plans, will be legally issued, fully paid and non-assessable.

         We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement.

                                Very truly yours,


                                /s/ STUZIN AND CAMNER, PROFESSIONAL ASSOCIATION
                                -----------------------------------------------
                                Stuzin and Camner, Professional Association